UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 20, 2016

Date of report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, the Board of Directors of Renasant Corporation (the “Company”) adopted amendments to the Company’s 2011 Long-Term Incentive Compensation Plan (the “LTIP”), and the Board of Directors of Renasant Bank (the “Bank”) adopted amendments to the Bank’s Executive Deferred Income Plan (the “Executive Plan”) and Directors’ Deferred Fee Plan (the “Directors’ Plan”). The following descriptions of the amendments are not complete and are qualified in their entirety by reference to the amendments themselves.

The LTIP is intended to provide for the compensatory grant or award of shares of the Company’s common stock, $5.00 par value per share (“Common Stock”). One provision included in the amendment to the LTIP eliminates the full vesting of grants and awards on account of the consummation of a change in control (as defined in the LTIP) and instead provides that vesting will be accelerated only if an executive is terminated without cause or separates for good reason (as defined in the amendment) during the 24-month period following such consummation. Another provision of the amendment imposes a “further holding period,” under which shares of Common Stock issued upon the vesting of grants and awards will be subject to an additional two-year period during which such shares may not be sold, assigned, pledged, mortgaged, transferred or otherwise disposed of, subject to early termination in the event of death, disability or the consummation of a change in control. The further holding period applies to “net shares,” defined as Common Stock vested under the terms of a grant or award, reduced by the number of shares netted or withheld to satisfy an executive’s withholding obligations or, for options, the applicable exercise price. The further holding period applies to all net shares held by persons who are subject to reporting under Section 16 of the Securities Exchange Act of 1934, as amended, and to one-half of the net shares held by persons who are not subject to such reporting. Both provisions are effective for grants and awards made on or after January 1, 2017. The Compensation Committee of the Company’s Board of Directors possesses the discretion, to be exercised at the time an individual grant or award is made, to vary the terms of either of these provisions.

The amendment to the LTIP also modifies its tax withholding provisions, incorporating Accounting Standards Update 2016-09, promulgated on March 30, 2016, by the Financial Accounting Standards Board. The amendment permits “netting” (the practice of withholding shares having a fair market value equal to an executive’s withholding obligations) to be made using the income tax rates applicable in the taxing jurisdictions of each executive, not exceeding the maximum rates imposed therein. This provision is effective upon its adoption by the Company’s Board of Directors.

The amendment to the LTIP also modifies the administrative provisions of the plan, by eliminating the discretion of the Compensation Committee of the Company’s Board of Directors to accelerate the vesting of grants and awards.

The Executive Plan and the Directors’ Plan are non-qualified deferred compensation plans maintained by the Bank, each of which provides for the voluntary deferral of compensation and for the payment of deferred amounts, including notional earnings, following separation from service. Effective for deferrals on or made after January 1, 2017, the distribution provisions of the Plans were modified to permit separate payment elections (a lump-sum or up to 15 annual installments), to be applicable in the event of death prior to separation from service or upon separation from service.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: December 23, 2016	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and Chief Executive Officer